Exhibit 99.1

Two Bethesda Metro Center 14th Floor Bethesda, MD 20814 (301) 968-9300 (301) 968-9301 Fax www.AGNC.com

FOR IMMEDIATE RELEASE

February 4, 2009

CONTACT:

John Erickson, Chief Financial Officer and Executive Vice President

Tom McHale, Senior Vice President, Finance, American Capital

Justin Cressall, Vice President, Equity Capital Markets, American Capital

AGNC REPORTS $0.73 EARNINGS PER SHARE

Bethesda, MD – February 4, 2009 – American Capital Agency Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today reported net income for the fourth quarter of 2008 of $11.0 million, or $0.73 per share. For the period from May 20, 2008 (date operations commenced) to December 31, 2008 (“inception-to-date 2008”), AGNC reported net income of $35.4 million, or $2.36 per share.

FOURTH QUARTER 2008 HIGHLIGHTS

•	Declared dividend of $1.20 per share

•	Net income of $11.0 million, or $0.73 per share

•	16.5% annualized return on average equity during the quarter

•	Average net interest rate spread of 1.19% during the quarter

•	Agency securities portfolio totaled $1.6 billion as of December 31, 2008

•	$1.3 billion outstanding under repurchase agreements as of December 31, 2008

•	5.2x leverage as of December 31, 2008

•	$17.20 book value per share as of December 31, 2008

“We are proud of the accomplishments we made in 2008 despite extremely volatile market conditions. For the year, we generated a 21% return on equity for our shareholders while being the lowest levered of our peer group,” commented Malon Wilkus, Chairman, President and CEO. “These returns allowed us to pay out dividends of $2.51 per share in 2008. As we look at the landscape in 2009, we are thrilled to have our new Chief Investment Officer, Gary Kain, with us to help navigate the markets and continue to generate attractive risk adjusted returns for our shareholders.”

“While the mortgage markets continue to evolve, especially in light of recent U.S. government involvement, we are excited about the investment opportunities in the agency MBS market. At only 5 times leverage, we expect to opportunistically capitalize on the current market environment to grow our investment portfolio,” said Gary Kain, Chief Investment Officer. “However, despite lower financing rates and attractive spread opportunities, we remain cognizant of the risks in the market and continue to monitor the changing prepayment landscape and its impact on the mortgage market as well as our portfolio.”

Washington, D.C.

American Capital Agency Corp.

February 4, 2009

FOURTH QUARTER 2008 DIVIDEND DECLARATION

On December 19, 2008, the Board of Directors of the Company declared a fourth quarter 2008 dividend of $1.20 per share to record holders as of December 31, 2008, which was paid on January 26, 2009. To date, AGNC has paid a total of $37.7 million in dividends, or $2.51 per share, since its May 2008 IPO.

INVESTMENT PORTFOLIO

As of December 31, 2008, the Company’s investment portfolio totaled $1.6 billion of fixed rate agency securities at fair value. At such time, Government National Mortgage Association (“Ginnie Mae”) securities comprised 36% of the investment portfolio at fair value, while Federal National Mortgage Association (“Fannie Mae”) securities comprised 49% and Federal Home Loan Mortgage Corporation (“Freddie Mac”) securities comprised 15%.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD

As of December 31, 2008, the weighted average yield on earning assets was 4.98% and the weighted average cost of funds, net of interest rate swaps, was 3.52%, which resulted in a net interest rate spread of 1.46%. During the quarter, the annualized yield on average earning assets was 4.24% and the annualized average cost of funds, net of interest rate swaps, was 3.05%, which resulted in a net interest rate spread of 1.19%. For inception-to-date 2008, the annualized yield on average earning assets was 5.04% and the annualized average cost of funds, net of interest rate swaps, was 2.63%, which resulted in a net interest rate spread of 2.41%. The annualized yield on our average earning assets during the quarter was reduced by $3.1 million, or $0.21 per share, due to a change in estimate from prior periods related to the increase in the expected constant prepayment rate over the remaining life of our investment portfolio.

CONSTANT PREPAYMENT RATE (“CPR”)

The Company’s expected CPR for the remaining life of its investments as of December 31, 2008 was 36%, which is an increase from 16% as of September 30, 2008 primarily due to a reduction in mortgage rates during the quarter. The actual CPR for the fourth quarter was 13%. The weighted average cost basis of the investment portfolio was 102.0% as of December 31, 2008. The amortization of premiums (net of any accretion of discounts) on the investment portfolio during the quarter and inception-to-date 2008 was $7.0 million and $10.1 million, respectively, or $0.47 and $0.67 per share, respectively. The unamortized net premium as of December 31, 2008 was $31.2 million.

LEVERAGE AND HEDGING ACTIVITIES

As of December 31, 2008, the Company’s $1.6 billion investment portfolio was financed with $1.3 billion of repurchase agreements and $0.3 billion of equity capital, resulting in a leverage ratio of 5.2x. Of the $1.3 billion borrowed under repurchase agreements, $0.1 billion had original maturities of 30 days or less and the remaining $1.2 billion had original maturities of 31 days or more. As of December 31, 2008, the Company has repurchase agreements with 14 counterparties, with no more than 8% of our equity at risk with a single counterparty. The Company’s swap positions as of December 31, 2008 totaled $0.7 billion in notional amount at an average fixed pay rate of 3.58%, an average receive rate of 1.05% and a weighted average maturity of 22 months. As of December 31, 2008, the Company’s book value per common share was $17.20, or $0.65 lower than the September 30, 2008 book value per common share of $17.85.

Washington, D.C.

American Capital Agency Corp.

February 4, 2009

RISK MANAGEMENT

The Company continued to execute its option strategy during the quarter in reaction to the volatility in the mortgage markets. During the quarter and inception-to-date 2008, the Company recognized $7.0 million and $11.8 million, or $0.47 and 0.78 per share, of other income related to this strategy, respectively. As of December 31, 2008, all of the Company’s option positions were closed out.

Financial highlights for the quarter are as follows:

AMERICAN CAPITAL AGENCY CORP.

CONSOLIDATED BALANCE SHEET

(in thousands)

(unaudited)

December 31, 2008
Assets:
Agency securities, at fair value (including pledged assets of $1,522,001)	$1,573,383
Cash and cash equivalents	56,012
Restricted cash	18,692
Interest receivable	7,851
Other assets	387

Total assets	$1,656,325

Liabilities:
Repurchase arrangements	$1,346,265
Accrued interest payable	3,664
Derivative liabilities, at fair value	29,277
Dividend payable	18,006
Due to Manager	714
Accounts payable and other liabilities	248

Total liabilities	1,398,174

Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000 shares authorized, 0 shares issued and outstanding, respectively	—
Common stock, $0.01 par value; 150,000 shares authorized, 15,005 shares issued and outstanding, respectively	150
Additional paid-in capital	285,917
Accumulated deficit	(2,310)
Accumulated other comprehensive loss	(25,606)

Total stockholders’ equity	258,151

Total liabilities and stockholders’ equity	$1,656,325

Washington, D.C.

American Capital Agency Corp.

February 4, 2009

AMERICAN CAPITAL AGENCY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended December 31,	For the period from May 20, 2008 (date operations commenced) through December 31,
	2008	2008
Interest income:
Interest income	$17,132	$55,127
Interest expense	10,331	24,937

Net interest income	6,801	30,190

Other income:
Gain from sale of agency securities, net	5	74
Gain from derivative instruments, net	6,286	10,843

Total other income	6,291	10,917
Expenses:
Management fees	927	2,244
General and administrative expenses	1,213	3,511

Total expenses	2,140	5,755

Net income	$10,952	$35,352

Net income per common share—basic and diluted	$0.73	$2.36

Weighted average number of common shares outstanding—basic and diluted	15,000	15,000

Dividends declared per common share	$1.20	$2.51

Washington, D.C.

American Capital Agency Corp.

February 4, 2009

AMERICAN CAPITAL AGENCY CORP.

KEY PORTFOLIO CHARACTERISTICS

(in thousands, except per share data)

(unaudited)

	Three months ended December 31,	For the period from May 20, 2008 (date operations commenced) through December 31,
	2008	2008
Average agency securities	$1,604,087	$1,772,302
Average total assets	$1,662,882	$1,826,110
Average repurchase agreements	$1,355,267	$1,529,917
Average equity	$263,970	$266,241

Average asset yield (1)	4.24%	5.04%
Average cost of funds (2)	3.05%	2.63%
Net interest rate spread (3)	1.19%	2.41%
Net return on average equity (4)	16.46%	21.44%

Leverage (average during the period) (5)	5.1:1	5.7:1
Leverage (at period end) (6)	5.2:1	5.2:1

Annualized expenses % of average total assets (7)	0.51%	0.51%
Annualized expenses % of average equity (8)	3.22%	3.49%

Book value per common share at period end (9)	$17.20	$17.20

*	Average numbers for each period are weighted based on days on the Company’s books and records. All percentages are annualized.
(1)	Weighted average asset yield for the period was calculated by dividing our average interest income on agency securities less average amortization of premiums and discounts by our average agency securities.
(2)	Weighted average cost of funds for the period was calculated by dividing our total interest expense by our weighted average repurchase agreements.
(3)	Net interest rate spread for the period was calculated by subtracting our weighted average cost of funds, net of interest rate swaps, from our weighted average asset yield.
(4)	Net return on average equity for the period was calculated by dividing our net income by our average stockholders’ equity.
(5)	Leverage during the period was calculated by dividing our average repurchase agreements outstanding by our average stockholders’ equity.
(6)	Leverage at period end was calculated by dividing the amount outstanding under our repurchase agreements by our total stockholders’ equity at period end.
(7)	Annualized expenses as a % of average total assets was calculated by dividing our total expenses by our average total assets.
(8)	Annualized expenses as a % of average equity was calculated by dividing our total expenses by our average stockholders’ equity.
(9)	Book value per common share was calculated by dividing our total stockholders’ equity by our number of common shares outstanding.

Washington, D.C.

American Capital Agency Corp.

February 4, 2009

SHAREHOLDER CALL

AGNC invites shareholders, prospective shareholders and analysts to attend its Shareholder Call on Thursday, February 5, 2009 at 11:00 am ET. The dial in number will be (800) 230-1092. International callers should dial +1 (612) 288-0340. Please advise the operator you are dialing in for the AGNC Shareholder Call.

Shareholder presentations, webcasts and audio recordings can be found in the Investor Relations section of our website at www.AGNC.com.

BEFORE THE CALL:

REVIEW THE SLIDE PRESENTATION IN ADVANCE OF THE SHAREHOLDER CALL

The quarterly shareholder presentation includes a slide presentation to accompany the call that participants may download and print prior to the call. You may wish to take the time to review the slides in advance of the Shareholder Call.

DURING THE CALL:

VIEW STREAMING SLIDE PRESENTATION DURING THE SHAREHOLDER CALL

During the Shareholder Call you may watch and listen to the webcast or listen to the Shareholder Call by phone and step through the slides at your own pace.

AFTER THE CALL:

LISTEN AND VIEW AUDIO SLIDE PRESENTATION AFTER THE CALL

The audio of the Shareholder Call combined with the slide presentation will be made available on our website www.agnc.com after the call on February 5, 2009.

AUDIO ONLY PRESENTATION AVAILABLE AFTER THE SHAREHOLDER CALL:

There will be a phone recording available from 2:00 pm ET Thursday, February 5, 2009 until 11:59 pm ET Thursday, February 19, 2009. If you are interested in hearing the recording of the presentation, please dial (800) 475-6701. International callers may dial +1 (320) 365-3844. The access code for both domestic and international callers is 982407.

For further information or questions, please do not hesitate to call our Investor Relations Department at (301) 968-9300 or send an e-mail to IR@AGNC.com.

ABOUT AGNC

AGNC is a REIT formed in 2008 to invest exclusively in agency pass-through securities and collateralized mortgage obligations for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity. The Company is externally managed and advised by an affiliate of American Capital, Ltd. For further information, please refer to www.AGNC.com.

ABOUT AMERICAN CAPITAL

American Capital (Nasdaq: ACAS), with $17 1 billion in capital resources under management, is the only private equity fund and the largest alternative asset management company in the S&P 500. American Capital,

[1]	As of September 30, 2008

Washington, D.C.

American Capital Agency Corp.

February 4, 2009

both directly and through its global asset management business, originates, underwrites and manages investments in private equity, leveraged finance, real estate and structured products. American Capital was founded in 1986 and currently has 11 offices in the U.S., Europe and Asia. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company’s Registration Statement on Form S-11, as amended, filed with the Securities and Exchange Commission (“SEC”) on May 14, 2008 and in the Company’s subsequent periodic filings. Copies are available on the SEC’s website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

Washington, D.C.